Exhibit 99.1

DiamondRock Hospitality Company
6903 Rockledge Drive
Bethesda, MD 20817
(240) 744-1150

NEWS

CONTACT:	Christopher King
(240) 744-1150
info@drhc.com
DIAMONDROCK REPORTS DEBT REPAYMENT AND PROVIDES PRELIMINARY THIRD QUARTER REVPAR, PROFIT MARGIN AND EBITDA RESULTS
BETHESDA, MD — October 5, 2009 — DiamondRock Hospitality Company (“DiamondRock”) (NYSE:DRH) today announced that it paid off its $28 million Griffin Gate Marriott mortgage debt and provided preliminary RevPAR, profit margin and EBITDA results for its third fiscal quarter ended September 11, 2009.
Loan Repayment and Liquidity Update
On October 1, 2009, DiamondRock paid off the $28 million loan secured by a mortgage on its Griffin Gate Marriott with cash on hand. Following the satisfaction of the Griffin Gate Marriott mortgage debt, DiamondRock has over $100 million of unrestricted cash on hand and no amounts outstanding on its $200 million corporate credit facility. After the repayment of the $5 million Bethesda Marriott Suites mortgage debt, which is expected to occur during the fourth quarter of 2009 with cash on hand, DiamondRock will have no debt maturities until late 2014.
Preliminary Third Quarter Results
The projected financial information for the fiscal quarter ended September 11, 2009 has been derived from DiamondRock’s unaudited financial statements, which are based on preliminary hotel operating results and preliminary corporate expenses. These financial statements are subject to normal and recurring adjustments that may arise during the financial statement closing process and quarterly review.
While DiamondRock has not finalized its quarterly financial statements or closing process, it currently expects to report the following for the third fiscal quarter of 2009;
•	RevPAR: DiamondRock expects its revenue per available room, or RevPAR, for the third fiscal quarter to be approximately $107.50, which represents a decrease of 16.9 percent compared to the third fiscal quarter of 2008.

•	Hotel Adjusted EBITDA Margins: DiamondRock expects its Hotel Adjusted EBITDA margins for its third fiscal quarter to have declined between 400 basis points and 450 basis points compared to its Hotel Adjusted EBITDA margins of approximately 26.8% in the third fiscal quarter of 2008.

•	Adjusted EBITDA: DiamondRock’s Adjusted EBITDA is expected to be between $27.0 million and $27.5 million, compared to Adjusted EBITDA of $40.5 million in the third quarter of 2008.

“Although the third quarter results reflect the continuing challenges in today’s operating environment, we were pleased that our hotels continued to gain market share and our asset managers, working in concert with our operators, did a solid job implementing cost containment measures. Moreover, DiamondRock was able to reduce its leverage in the quarter and further strengthen its balance sheet to better position itself for the future.” stated Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company.
Non-GAAP Financial Measure
DiamondRock presents Adjusted EBITDA, which is a non-GAAP financial measure, because it believes it is useful to investors as a key measure of its operating performance. DiamondRock cautions investors that amounts presented in accordance with its definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate Adjusted EBITDA in the same manner. Adjusted EBITDA should not be considered as an alternative measure of DiamondRock’s net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA may include funds that may not be available for DiamondRock’s discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although DiamondRock believes that Adjusted EBITDA can enhance your understanding of its results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm DiamondRock’s cash flow. Under this section, as required, DiamondRock includes a quantitative reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss).
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, which is then adjusted for the impact of non-cash ground rent and non-cash amortization of unfavorable contract liabilities. DiamondRock believes it is a useful financial performance measure for it and for its stockholders and is a complement to net income and other financial performance measures provided in accordance with GAAP. DiamondRock uses Adjusted EBITDA to measure the financial performance of its operating hotels because it excludes expenses such as depreciation and amortization, taxes and interest expense, which are not indicative of operating performance. By excluding interest expense, Adjusted EBITDA measures DiamondRock’s financial performance irrespective of its capital structure or how it finances its properties and operations. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on a variety of factors unrelated to the hotels’ financial performance, DiamondRock can more accurately assess the financial performance of its hotels. Under GAAP, hotels are recorded at historical cost at the time of acquisition and are depreciated on a straight-line basis. By excluding depreciation and amortization, DiamondRock believes Adjusted EBITDA provides a basis for measuring the financial performance of hotels unrelated to historical cost. However, because Adjusted EBITDA excludes depreciation and amortization, it does not measure the capital DiamondRock requires to maintain or preserve its fixed assets. In addition, because Adjusted EBITDA does not reflect interest expense, it does not take into account the total amount of interest DiamondRock pays on outstanding debt nor does it show trends in interest costs due to changes in its borrowings or changes in interest rates. Because DiamondRock uses Adjusted EBITDA to evaluate its financial performance, DiamondRock reconciles it to net income (loss) which is the most comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. The following is a reconciliation between net income (loss) and Adjusted EBITDA (unaudited in thousands):

	Fiscal Quarter Ended		Fiscal Quarter Ended
	September 11, 2009		September 5, 2008
	(Projected)		(Historical)
	Low End	High End
Net income	$600	$800	$12,212
Interest expense	11,000	11,000	11,632
Income tax benefit	(5,000)	(4,700)	(2,994)
Depreciation and amortization	19,000	19,000	18,257

EBITDA	25,600	26,100	39,107

Non-cash ground rent	1,800	1,800	1,768
Non-cash amortization of unfavorable contract liabilities	(400)	(400)	(396)

Adjusted EBITDA	$27,000	$27,500	$40,479

About DiamondRock Hospitality Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with 9,600 rooms. For further information, please visit DiamondRock’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in preliminary third quarter results that may arise during the financial statement closing process and quarterly review; national and local economic and business conditions that will affect occupancy rates at its hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of its indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; its ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; its ability to complete planned renovation on budget; its ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; its ability to complete acquisitions; its ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and its ability to continue to satisfy complex rules in order for DiamondRock to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with its business described from time to time in its filings with the Securities and Exchange Commission. Although DiamondRock believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and DiamondRock undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.